UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust) Delaware (Brandywine Operating Partnership, L.P.)	001-9106 000-24407	23-2413352 23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 16, 2014 (the “Redemption Date”), Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Company”), completed the previously announced redemption of the approximately $143.5 million outstanding of its 5.40% Guaranteed Notes due 2014 (the “2014 Notes”) and the approximately $114.9 million outstanding of its 7.50% Guaranteed Notes due 2015 (the “2015 Notes” and together with the 2014 Notes, the “Notes”). The 2014 Notes were redeemed at a cash redemption price of $1,026.88 per $1,000 principal amount of the 2014 Notes (inclusive of accrued interest to the redemption date). The 2015 Notes were redeemed at a cash redemption price of $1,070.24 per $1,000 principal amount of the 2015 Notes (inclusive of accrued interest to the redemption date). Interest ceased to accrue on the Notes upon completion of such redemptions. The aggregate redemption price of approximately $270.3 million for the redemption of the 2014 Notes and 2015 Notes was paid by the Company from available cash balances.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

BY:	/s/ Thomas E. Wirth
	Name:	Thomas E. Wirth
	Title:	Executive Vice President and Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

BY:	/s/ Thomas E. Wirth
	Name:	Thomas E. Wirth
	Title:	Executive Vice President and Chief Financial Officer

Date: October 16, 2014